UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 21, 2005 (December 15, 2005)

Date of Report (Date of earliest event reported)

EPIQ SYSTEMS, INC.

(Exact name of Registrant as specified in its charter)

Missouri	0-22081	48-1056429
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

501 Kansas Avenue

Kansas City, Kansas 66105

(Address of principal executive offices)

(913) 621-9500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01 Entry into a Material Definitive Agreement.

On December 15, 2005, EPIQ Systems, Inc. (“EPIQ”) and a majority of the note holders entered into Amendment No. 1 to Securities Purchase Agreement (the “Amendment”) amending the Securities Purchase Agreement dated June 10, 2004 (the “Original Purchase Agreement”), pursuant to which the Company issued an aggregate principal amount of $50,000,000 of Contingent Convertible Subordinated Notes (the “Notes”) to three institutional investors (the “Holders”), all of which remains outstanding.  Pursuant to the Amendment, (i) EPIQ will effect the designation of the Notes on the Private Offerings, Resales and Trading Automated Linkages market (“PORTAL”), (ii) certain financial covenants relating to incurrence of senior indebtedness and events of default were amended, and (iii) EPIQ and the Holders clarified certain transferability restrictions as a result of the PORTAL designation and the qualification of the Notes for the DTC book-entry only system.  In accordance with the terms and provisions of the Original Purchase Agreement and the Notes, the Amendment is effective for all Holders and all future holders of the Notes.

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits.

The following exhibit is filed with this report:

10.1         Amendment No. 1 to Securities Purchase Agreement among EPIQ Systems, Inc. and the Holders, dated as of December 15, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPIQ SYSTEMS, INC.

Date: December 21, 2005

	By:	/s/ Tom W. Olofson
	Name:	Tom W. Olofson
	Title:	Chairman of the Board, Chief Executive Officer and Director